EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                                   305(B)(2)____________

                               ----------------

                            FIRST TRUST OF ILLINOIS,
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   36-4046888
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

       400 NORTH MICHIGAN AVENUE,                        60611
           CHICAGO, ILLINOIS                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                              GENERAL MILLS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               41-0274440
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

   NUMBER ONE GENERAL MILLS BOULEVARD                    55426
         MINNEAPOLIS, MINNESOTA                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

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

ITEM 1. GENERAL INFORMATION.

  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

      Comptroller of the Currency, Washington, D.C.

  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

      Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
  AFFILIATION.

    The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING
  SECURITIES OF THE TRUSTEE:

                      AS OF FEBRUARY 1, 1996

                                              COL. B
                 COL. A                       AMOUNT
             TITLE OF CLASS                 OUTSTANDING
             --------------                 -----------

    Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

  (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

      Not applicable by virtue of response to Item 13.

  (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

      Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

      Not applicable by virtue of response to Item 13.


ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                           AS OF FEBRUARY 1, 1996

       COL. A           COL. B              COL. C            COL. D
                                                            PERCENTAGE OF
                                                          VOTING SECURITIES
                                                           REPRESENTED BY
                                          AMOUNT OWNED      AMOUNT GIVEN
   NAME OF OWNER    TITLE OF CLASS        BENEFICIALLY       IN COL. C
   -------------    --------------        ------------      --------------



   Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                           AS OF FEBRUARY 1, 1996

       COL. A           COL. B              COL. C            COL. D
                                                            PERCENTAGE OF
                                                          VOTING SECURITIES
                                                           REPRESENTED BY
                                          AMOUNT OWNED      AMOUNT GIVEN
   NAME OF OWNER    TITLE OF CLASS        BENEFICIALLY       IN COL. C
   -------------    --------------        ------------      --------------

    Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE TRUSTEE:

                           AS OF FEBRUARY 1, 1996

    COL. A       COL. B               COL. C                     COL. D
               WHETHER THE
               SECURITIES
               ARE VOTING   AMOUNT OWNED BENEFICIALLY OR PERCENT OF CLASS
               OR NONVOTING  HELD AS COLLATERAL SECURITY REPRESENTED BY AMOUNT
TITLE OF CLASS  SECURITIES   FOR OBLIGATIONS IN DEFAULT  GIVEN IN COL. C
-------------- ------------ ---------------------------- ---------------------



    Not applicable by virtue of response to Item 13.


ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                           AS OF FEBRUARY 1, 1996
      COL. A               COL. B                  COL. C                           COL. D
                                         AMOUNT OWNED BENEFICIALLY OR         PERCENT OF CLASS
   NAME OF ISSUER AND       AMOUNT       HELD AS COLLATERAL SECURITY FOR     REPRESENTED BY AMOUNT
    TITLE OF CLASS       OUTSTANDING    OBLIGATIONS IN DEFAULT BY TRUSTEE      GIVEN IN COL. C
   ------------------    ------------   ---------------------------------   ---------------------
    Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE
OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                           AS OF FEBRUARY 1, 1996
      COL. A               COL. B                  COL. C                           COL. D
                                         AMOUNT OWNED BENEFICIALLY OR         PERCENT OF CLASS
   NAME OF ISSUER AND       AMOUNT       HELD AS COLLATERAL SECURITY FOR     REPRESENTED BY AMOUNT
    TITLE OF CLASS       OUTSTANDING    OBLIGATIONS IN DEFAULT BY TRUSTEE      GIVEN IN COL. C
   ------------------    ------------   ---------------------------------   ---------------------

    Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                           AS OF FEBRUARY 1, 1996
      COL. A               COL. B                  COL. C                           COL. D
                                         AMOUNT OWNED BENEFICIALLY OR         PERCENT OF CLASS
   NAME OF ISSUER AND       AMOUNT       HELD AS COLLATERAL SECURITY FOR     REPRESENTED BY AMOUNT
    TITLE OF CLASS       OUTSTANDING    OBLIGATIONS IN DEFAULT BY TRUSTEE      GIVEN IN COL. C
   ------------------    ------------   ---------------------------------   ---------------------

    Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                           AS OF FEBRUARY 1, 1996

         COL. A                           COL. B                  COL. C
   NATURE OF INDEBTEDNESS          AMOUNT OUTSTANDING            DATE DUE
   ----------------------          ------------------            --------




    Not applicable by virtue of response to Item 13.


ITEM 13. DEFAULTS BY THE OBLIGOR.

  (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture.

  (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture. The trustee is a trustee under another indenture under which securities are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other indenture.


ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

      Not applicable by virtue of response to Item 13.


ITEM 15. FOREIGN TRUSTEE.

  IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

      Not applicable.


ITEM 16. LIST OF EXHIBITS.

  LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

    1. A copy of the Articles of Association of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to
  Exhibit 1 to T-1; Registration No. 33-64175.

    2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1; Registration No. 33-64175.

    3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

    4. A copy of the existing By-Laws of First Trust of Illinois, National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-64175.

    5. Not applicable by virtue of response to Item 13.

    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

    8. Not applicable.

    9. Not applicable.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 1ST DAY OF FEBRUARY, 1996.

                                          First Trust of Illinois, National
                                           Association

                                          By /S/ John W. Porter
                                            ---------------------------------
                                               John W. Porter
                                               Vice President

                                                                 EXHIBIT 7


                 FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

                          BALANCE SHEET CERTIFICATION


  I, Matthew P. Wagner, Chairman of First Trust of Illinois, National Association, hereby certify and attest to the accuracy of the attached balance sheet, and declare that it has been prepared in conformity with generally accepted accounting practices, has been examined by me, and to the best of my knowledge and belief is true and correct.

  IN WITNESS WHEREOF, I have executed this certification and caused the seal of First Trust of Illinois, National Association to be affixed hereto this 29th day of November, 1995.

                                          /s/ Matthew P. Wagner
                                          ---------------------------
                                          Matthew P. Wagner, Chairman

(Seal)

                 FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

                  UNAUDITED BALANCE SHEET/REPORT OF CONDITION
                               NOVEMBER 28, 1995

ASSETS
  Cash and Due From Banks....................................... $ 97,000,000
  Federal Reserve Bank Stock....................................    3,000,000
    Total assets................................................ $100,000,000

LIABILITIES
                                                                       -0-

EQUITY
  Common Stock.................................................. $  1,000,000
  Additional Paid In Capital....................................   99,000,000
    Total liabilities and equity................................ $100,000,000